UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 9, 2009

U.S. PREMIUM BEEF, LLC

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

            333-115164

20-1576986
(Commission File Number)	(I.R.S. Employer Identification No.)

12200 North Ambassador Drive

Kansas City, Missouri
64163
(Address of principal executive offices)	(Zip Code)

(816) 713-8800
Registrant’s telephone, number, including area code

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items under Sections 1, 2 and 4 through 8 are not applicable and therefore omitted.

Item 3.03.  Material Modification to Rights of Security Holders

On December 9, 2009, the annual meeting of the members of USPB was held in Kansas City, Missouri.  At the annual meeting the members were asked to consider and vote on a proposal to amend and restate a certain provision of the Company’s Limited Liability Company Agreement (the “LLC Agreement”) related to qualifications for election to the Company’s Board of Directors.  At the annual meeting, USPB’s members approved the proposed amendment, the full text of which is shown in Exhibit 3.1 to this Report, to eliminate the designations of “Odd Slot Class A Members”, “Even Slot Class A Members”, and “Seedstock Class A Member”, as a qualification in the election of directors.  Following the amendment, any Member of the Company is eligible for election to any seat on the Board of Directors.  The amendment will first apply to the election of directors at the Company’s next annual meeting, currently planned for December, 2010.

Item 9.01.  Financial Statements and Exhibits.

(d)        Exhibits.  The following exhibits are filed pursuant to Item 9.01.

3.1       Amendment to the Limited Liability Company of U.S. Premium Beef, LLC, dated as of December 9, 2009.

SIGNATURE

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

U.S. PREMIUM BEEF, LLC

By: /s/ Steven D. Hunt_______
Steven D. Hunt,
Chief Executive Officer

Dated:  December 14, 2009